Exhibit 10.1
Execution Copy
AMENDMENT, WAIVER AND CONSENT TO CREDIT AGREEMENT
     THIS AMENDMENT, WAIVER AND CONSENT TO CREDIT AGREEMENT (this “Amendment”) is executed and delivered as of this 1st day of March, 2006 among LASALLE BANK NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), the financial institutions party hereto (the “Lenders”), AKORN, INC., a Louisiana corporation (“Akorn”) and AKORN (NEW JERSEY), INC., an Illinois corporation (“Akorn New Jersey”).
WITNESSETH :
     A. The Administrative Agent, Akorn, Akorn New Jersey and the Lenders entered into a Credit Agreement dated as of October 7, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings attributed to them in the Credit Agreement.
     B. Akorn intends to (i) enter into that certain Securities Purchase Agreement dated as of March 1, 2006 (the “Purchase Agreement”, a copy of which is attached hereto as Exhibit A) with the investors named therein pursuant to which Akorn will issue Capital Securities in Akorn and (ii) issue the Capital Securities (including warrants (the “Warrants”), the form of which is attached hereto as Exhibit B) as contemplated thereunder (the foregoing referred to herein in as the “Transaction”).
     C. The Companies have requested that the Administrative Agent and the Required Lenders consent to the action to be taken by the Companies in connection with the Transaction with respect to the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:
     1. Amendment. Upon the Effective Date (as defined below), the Credit Agreement shall be amended as follows:
          (a) EBITDA. The definition of “EBITDA” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting the clause “plus, solely for determining EBITDA for the Computation Periods ending December 31, 2005 and March 31, 2006, research and development expenditures during such Computation Periods in an amount not to exceed $3,000,000” immediately following the phrase “the Decatur Add Back and the Refinancing Expense Add Back”.
          (b) Interest Expense. The definition of “Interest Expense” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“‘Interest Expense’ means for any period the consolidated interest expense of the Companies and their Subsidiaries for such period (including all imputed interest on Capital Leases); provided that for purposes of determining Interest Expense for the Computation Periods ending December 31, 2005 and March 31, 2006, Interest Expense shall be reduced by the amount of cash interest paid in connection with the repayment and termination of the NeoPharm Subordinated Debt on May 16, 2005 (such reduction not to exceed $315,000).”
     2. Waiver and Consent. Subject to the terms and conditions herein, the Required Lenders hereby (a) consent to Akorn’s the issuance of the Capital Securities, including the Warrants and the Capital Securities issuable upon exercise of the Warrants, in accordance with the Purchase Agreement and (b) waive any Event of Default which, if not for the execution of this Amendment, would arise under Sections 13.1.1, 13.1.5(a) or 13.1.5(b) of the Credit Agreement resulting solely from (A) the failure or inability to reduce the Revolving Commitment Amount in violation of Section 6.1.2 of the Credit Agreement and (B) the Company’s issuance of Capital Securities, the Warrants and the Capital Securities issuable upon exercise of the Warrants in violation of Sections 11.5(b) and 11.10 of the Credit Agreement; provided, that the foregoing clauses (a) and (b) are expressly conditioned upon the satisfaction of the conditions to effectiveness set forth in Section 4 hereof, including, without limitation, receipt by the Administrative Agent of the Loan Payment Amount (if any) referenced in clause (b) of Section 4 hereof.
     3. Representations and Warranties. To induce the Administrative Agent and the Lenders to execute this Amendment, each Company jointly and severally represents and warrants to the Administrative Agent and the Lenders as follows:
          (a) Each Company is in good standing under the laws of its jurisdiction of formation and in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.
          (b) Each Company is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder.
          (c) The execution, delivery and performance by the Companies of this Amendment do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the charter, by-laws or other organizational documents of any Company or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Company or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Company.
          (d) This Amendment is the legal, valid and binding obligation of each Company, enforceable against such Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principals of equity.

          (e) The representations and warranties in the Loan Documents (including but not limited to Section 9 of the Credit Agreement) are true and correct in all material respects with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).
          (f) Except as specifically waived in this Amendment, no Event of Default or Unmatured Event of Default has occurred and is continuing.
     4. Conditions to Effectiveness. The effectiveness of this Amendment is expressly conditioned upon delivering to the Administrative Agent all of the following in form and substance acceptable to the Administrative Agent: (a) this Amendment executed by each Company, the Administrative Agent and the Required Lenders; (b) receipt by the Administrative Agent in accordance with Section 6.2.2(a)(ii) of the Credit Agreement of an irrevocable payment in an amount sufficient to reduce the outstanding Revolving Loans to zero (such payment referred to as the “Loan Payment Amount”); (c) an executed copy of the Purchase Agreement certified by the secretary of Akorn as true, accurate and complete; and (d) a certificate of the Secretary or Assistant Secretary of each Company evidencing that all corporate proceedings required to authorize the execution and delivery of this Amendment and all other documents relating hereto on behalf of each Company have been duly taken and setting forth the names, offices and specimen signatures of the officers of each Company who are authorized to execute this Amendment and such other documents on behalf of each Company. The date on which such events have occurred is the “Effective Date”.
     5. Affirmation. Except as specifically provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any Unmatured Event of Default or Event of Default or any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents, and the Company hereby fully ratifies and affirms each Loan Document to which it is a party. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as modified hereby and as further amended, modified, restated, supplemented or extended from time to time. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents. In addition, each of the Companies hereby reaffirms and acknowledges that, notwithstanding anything contained in the Purchase Agreement or any other document executed in connection with the Transaction, each is prohibited from making any redemptions, purchases, re-purchases or any other form of payment with respect to their Capital Securities except as specifically permitted by Section 11.4 of the Credit Agreement. For the avoidance of doubt, the Companies hereby acknowledges that any warrants for its Capital Securities, including the Warrants, constitute Capital Securities under the Credit Agreement.
     6. Warrants. The Companies hereby agree to deliver executed copies of the Warrants to the Administrative Agent within 30 days of the Effective Date.

     7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of an original counterpart.
     8. Headings. The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
     9. Further Assurances. Each Company agrees to execute and deliver, or cause to be executed and delivered, in form and substance satisfactory to the Administrative Agent and the Lenders, such further documents, instruments, amendments and financing statements and to take such further action, as may be necessary from time to time to perfect and maintain the liens and security interests created by the Loan Documents.
     10. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.
     11. Acknowledgment. Each Company hereby waives, discharges and forever releases the Administrative Agent and each of the Lenders, and each of said Person’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that either Company has or may have had at any time through (and including) the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to either Company or whether any such claims, causes of action, allegations or assertions arose as a result of the Administrative Agent’s or any Lender’s actions or omissions in connection with the Credit Agreement, including any amendments or modifications thereto, or otherwise.
[signature pages follow]

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

AKORN, INC.

By:	/s/ Jeffrey A. Whitnell
Title:	CFO

AKORN (NEW JERSEY), INC.

By:	/s/ Jeffrey A. Whitnell
Title:	CFO

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent and Lender

By:	/s/ Patrick J. O’Toole

Title:	First Vice President